EXHIBIT 6
                           Form of Warrant Certificate
                          [Face of Warrant Certificate]

            EXERCISABLE ON OR AFTER THE DATE OF THIS CERTIFICATE AND PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON JANUARY 10, 2011 AND
                   ONLY IF COUNTERSIGNED BY THE WARRANT AGENT

                                NTL INCORPORATED
              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

No. NIW _____    CUSIP No. 62940M 13 8                     __________ Warrants

                                SERIES A WARRANTS

         This certifies that __________________________, or registered assigns, is the registered holder of ____________ Series A warrants (the "Warrants"), to purchase shares of common stock, par value $0.01 per share, together with associated preferred stock purchase rights (the "Common Stock"), of NTL Incorporated, a Delaware corporation (the "Company"). Each Warrant entitles the holder upon exercise at any time on or after the date of this Warrant Certificate and prior to 5:00 p.m., New York City Time, on January 10, 2011 to receive from the Company one fully paid and nonassessable share of Common Stock (each a "Warrant Share") for each Warrant at the initial exercise price (the "Exercise Price") of $309.88 per share payable (i) in United States dollars or (ii) by certified or official bank check for United States Dollars made payable to the order of "NTL Incorporated". In lieu of payment of the aggregate Exercise Price as aforesaid and subject to applicable law, the holder of a Warrant may request the payment by the Company of the "Spread", which shall, subject to Section 14 of the Series A Warrant Agreement, dated as of January 10, 2003, by and between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent (the "Warrant Agreement"), be delivered by the Company by delivering to such Warrant holder a number of shares of Common
Stock equal to (a)(i) the product of (x) the current market price per share of Common Stock (as of the date of receipt of the request to the Company), multiplied by (y) the number of Warrant Shares underlying the Warrants being exercised, minus (ii) the product of (x) the Exercise Price, multiplied by (y) the number of Warrant Shares underlying the Warrants being exercised, divided by (b) the current market price per share of Common Stock (as of the date of receipt of the request to the Company). The Exercise Price and number of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement. No Warrant may be exercised after 5:00 p.m., New York City Time, on January 10, 2011, and to the extent not exercised by such time such Warrants shall become void. This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement. Reference is made to the further provisions of this Warrant Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as though fully set forth at this place. This Warrant Certificate shall be governed and construed in accordance with the internal laws of the State of New York.

         IN WITNESS WHEREOF, NTL Incorporated has caused this Warrant Certificate to be signed by the undersigned President and the undersigned Secretary of the Company and has caused its corporate seal to be imprinted hereon.

Dated:
NTL INCORPORATED
[Corporate Seal]

By:
__________________________________           __________________________________
President                                    Secretary

Countersigned:                                                    (seal)
CONTINENTAL STOCK TRANSFER & TRUST COMPANY
JERSEY CITY, NJ
TRANSFER AGENT AND REGISTRAR

By:

Authorized Officer


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                       [Reverse of Warrant Certificate]

                      NTL INCORPORATED (SERIES A WARRANT)

         By accepting a Warrant Certificate, each holder shall be bound by all of the terms and provisions of the Warrant Agreement (a copy of which is available on request to the Secretary of the Company) and any amendments thereto as fully and effectively as if such holder had signed the same.

         The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants by the Company expiring at 5:00 p.m., New York City Time, on January 10, 2011, entitling the holder upon proper exercise to receive shares of Common Stock and are issued or to be issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants.

         The holder of the Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth below on this Warrant Certificate properly completed and executed, together with payment of the aggregate Exercise Price in accordance with the provisions set forth on the face of this Warrant Certificate. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his assignee a new Warrant Certificate evidencing the number of Warrants not exercised.

         The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price and the number of shares of Common Stock issuable upon exercise of this Warrant, in each case, set forth on the face hereof may, subject to certain conditions, be adjusted. If the Exercise Price is adjusted, the Warrant Agreement provides that the number of shares of Common Stock issuable upon the exercise of each Warrant may be adjusted. No fractions of a share of Common Stock will be issued upon the exercise of any Warrant, but the Company will pay the cash value in lieu thereof determined as provided in the Warrant Agreement.

         Warrant Certificates, when surrendered at the principal corporate trust office of the Warrant Agent by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

         Upon due presentation for registration of transfer of this Warrant Certificate at the principal corporate trust office of the Warrant Agent a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant

Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

         The Company and the Warrant Agent may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

         The Warrant Agreement permits, with certain exceptions therein provided, the supplementing or amendment thereof at any time by the Company and the Warrant Agent with the written consent of registered holders of a majority of the then outstanding Warrants (excluding Warrants held by the Company or any of its controlled affiliates). Any such consent by or on behalf of a holder of a Warrant shall be conclusive and binding upon such holder and upon all future holders of this Warrant and any Warrant issued upon the registration of transfer thereof or in exchange thereof whether or not notation of such consent is made upon such Warrant or any other Warrant.

         THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE ARE ACCOMPANIED BY CERTAIN RIGHTS AS SET FORTH IN THE RIGHTS AGREEMENT BY AND BETWEEN THE COMPANY AND CONTINENTAL STOCK TRANSFER & TRUST COMPANY (THE "RIGHTS AGENT"), DATED AS OF JANUARY 10, 2003 (THE "RIGHTS AGREEMENT"), THE TERMS OF WHICH ARE HEREBY INCORPORATED HEREIN BY REFERENCE AND A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICES OF THE COMPANY. THE COMPANY WILL MAIL TO THE HOLDER OF THIS WARRANT CERTIFICATE A
COPY OF THE RIGHTS AGREEMENT, AS IN EFFECT ON THE DATE OF MAILING, WITHOUT CHARGE, PROMPTLY AFTER RECEIPT OF A WRITTEN REQUEST THEREFOR TO THE SECRETARY
OF THE COMPANY. UNDER CERTAIN CIRCUMSTANCES SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS ISSUED TO, OR HELD BY, ANY PERSON WHO IS, WAS OR BECOMES AN ACQUIRING PERSON OR ANY AFFILIATE OR ASSOCIATE THEREOF (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT), WHETHER CURRENTLY HELD BY OR ON BEHALF OF SUCH PERSON OR BY ANY SUBSEQUENT HOLDER, MAY BECOME NULL AND VOID.

                              Form of Assignment

                 [Form of Assignment to be Executed if Holder
                Desires to Transfer Warrants Evidenced Hereby]

                                  ASSIGNMENT
     (To Be Executed by the Registered Holder in Order to Assign Warrants)

FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s)

unto ________________________________________________________________________

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER OF ASSIGNEE
________________________________________________________________________
 (PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF ASSIGNEE)

of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitutes and appoints
________________________________________________________________ Attorney
to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.


Dated:__________, ____              ___________________________________
                                                Signature(s)*

                                    ___________________________________

                                    ___________________________________
                           (Social Security or Taxpayer Identification Number)




_____________________
Signature(s) Guaranteed*

                         Form of Election to Purchase
                   [To Be Executed Upon Exercise Of Warrant]

                              NOTICE OF EXERCISE
    (To Be Executed by the Registered Holder in Order to Exercise Warrants)

                  The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive shares of Common Stock and herewith tenders payment for such shares to the order of NTL Incorporated in the amount of $309.88 per share of Common Stock (subject to adjustment) in accordance with the terms of the Warrant Agreement, in cash or by certified or official bank check made payable to the order of the Company.


                         REQUEST FOR PAYMENT OF SPREAD

         [  ]     Please check if the undersigned, in lieu of tendering the
                  cash payment, as aforesaid, hereby requests the payment of the "Spread" within the meaning of Section 7 of the Warrant
                  Agreement.

                  The undersigned requests that a certificate for such shares be registered in the name of:

________________________________________________________________________
                         PLEASE INSERT SOCIAL SECURITY
                          OR OTHER IDENTIFYING NUMBER

and be delivered to:  _______________________________________________________
                               (PLEASE PRINT OR TYPE NAME AND ADDRESS,
                                      INCLUDING POSTAL ZIP CODE)
________________________________________________________________________

and, if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below:

________________________________________________________________________
                        (PLEASE PRINT OR TYPE ADDRESS)

Dated:__________, ____         ________________________________________________
                                                    Signature(s)*

                               ________________________________________________

                               ________________________________________________
                             (Social Security or Taxpayer Identification Number)


_____________________
Signature(s) Guaranteed*

* THE SIGNATURE TO THE ASSIGNMENT OR THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BEAR A SIGNATURE GUARANTEED BY AN "ELIGIBLE GUARANTOR INSTITUTION" AS DEFINED IN RULE 17Ad-15(2) PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.